CleanSpark Uses Bitcoin to Fund 4,500 Newest Generation Miners

Delivery of the miners, amounting to an additional hashrate of 450 PH/s, brings the total number of miners slated for delivery over the next 12 months to 24,580

SALT LAKE CITY, October 12, 2021 — CleanSpark, Inc. (Nasdaq: CLSK) (the "Company" or "CleanSpark"), a sustainable bitcoin mining and diversified energy company, today announced its purchase of 4,500 units of the Antminer S19 bitcoin (BTC) mining machine. The purchase was partially funded through a portion of the Company’s BTC holdings. Delivery of the machines are scheduled to start next month and be completed by July 2022.

CleanSpark estimates that its sustainable bitcoin mining capacity will increase by a computing power of 450 PH/s, equivalent to almost 45% of the Company’s current capacity, after the purchased machines are fully operational.

The Company expects to have the data center space for the machines ready to plug and play before each consecutive delivery. The Company currently operates over 10,000 miners. The total number of miners slated for delivery over the next 12 months is now 24,580.

In line with the interests of its shareholders, by selling some of its bitcoin, CleanSpark is converting a portion of its BTC holdings into bitcoin miners to increase revenues. CleanSpark believes that the value of digital currencies such as Bitcoin stems from their usefulness as a medium of exchange. By investing a portion of its mined bitcoins to buy additional miners, the Company aims to put those bitcoins back into circulation. The Company also intends to continue its holding strategy.

“By making a conscious effort to reinvest in additional production, we are taking a market-based approach to our mining operations and maximizing value for our shareholders. We understand that using our bitcoin to support our operations and expansion is a paradigm shift for the digital currency mining industry in North America,” said Zach Bradford, CEO of CleanSpark. “We hope to continue to lead the market with these bold moves.”

Earlier in August, CleanSpark announced the purchase of a former Sprint/Nextel datacenter in Norcross, Georgia, to start a new mining operation that is expected to be 100% net carbon-neutral, achieved by participating in Georgia's Simple Solar program.

CleanSpark directly owns and operates facilities in Norcross and College Park, Georgia, that will bring a combined 65MW with a focus on clean and sustainable energy as it keeps ESG at the forefront of all its efforts.

About CleanSpark

CleanSpark, Inc., a Nevada corporation, is an energy technology and clean bitcoin mining Company that is focused on solving modern energy challenges. For more information about the Company, please visit the Company's website at https://www.cleanspark.com/investor-relations.

Forward-Looking Statements

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's plans and expectations for expansion of its energy initiatives, operating results, business strategy, partnership with Coinmint, deployment of miners, digital currency mining activities, the growth of its facilities and other statements regarding the expectations, beliefs, plans, intentions and strategies of the Company. The Company has tried to identify these forward-looking statements by using words such as "expect," "target," "anticipate," "believe," "could," "should," "estimate," "intend," "may," "will," "plan," "goal" and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, without limitation: the successful deployment of energy solutions for residential and commercial applications; the fitness of the Company's energy hardware, software and other solutions for this particular application or market; the success of its digital currency mining activities; the expectations of future revenue growth may not be realized; ongoing demand for the Company's software products and related services; the impact of global pandemics (including COVID-19) on logistics and shipping and the demand for our products and services; and other risks described in the Company's prior press releases and in its filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in the Company's Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release (including any forward-looking statements contained herein) to reflect events or circumstances after the date hereof.

Investor Relations Contact:
Matt Schultz
ir@cleanspark.com

Media Contacts:
Isaac Holyoak
pr@cleanspark.com

BlocksBridge Consulting
Nishant Sharma
cleanspark@blocksbridge.com

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